Exhibit 99.1

FOR IMMEDIATE RELEASE

Osmotica Pharmaceuticals plc Appoints Industry Executive Michael J. DeBiasi to Board of Directors

Bridgewater, NJ, September 27, 2019 — Osmotica Pharmaceuticals plc (“Osmotica” or the “Company”) (Nasdaq: OSMT), a fully integrated biopharmaceutical company, today announced the appointment of Michael J. DeBiasi to the Company’s Board of Directors, effective as of October 1, 2019.

“We are pleased to welcome Mike to our Board of Directors. Mike has a proven track record as a successful business leader and has extensive experience building effective commercial teams and implementing appropriate Governance, Compliance, and Quality systems and processes. We look forward to his insights and guidance as we advance our key pipeline assets and make the transition to a specialty branded pharmaceuticals company,” stated Brian Markison, Chief Executive Officer.

Since December 2018, Mr. DeBiasi has held the position of CEO — Kramer Consumer Healthcare, a company focused on growing market-leading consumer healthcare brands in their respective segments. From October 2014 to November 2018, Mr. DeBiasi held positions of increasing responsibility at Bayer US, where he was Vice President and General Manager — US Nutritionals and Digestive Health. Prior to that, Mr. DeBiasi held senior positions at Merck & Co, Inc., where he was the Executive Director — US Allergy. From February 2008 to October 2011, Mr. DeBiasi served as Marketing Director for Welch Foods.

Mr. DeBiasi earned a BS in Chemical Engineering from the University of Notre Dame and an MBA in Finance and Marketing from Northwestern University, Kellogg School of Business.

About Osmotica Pharmaceuticals plc

Osmotica Pharmaceuticals plc is a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. Vertical Pharmaceuticals, LLC represents the Company’s diversified branded portfolio, and Trigen Laboratories, LLC represents the non-promoted products including complex generic formulations.

Osmotica has operations in the United States, Argentina, and Hungary.

Forward Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,”

“approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our growth plan, strategies, trends and other events, particularly relating to the development, approval and introduction of new products, FDA and other regulatory applications, approvals and actions.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.  Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: our ability to successfully develop or commercialize new products, or do so on a timely or cost effective basis; failures of or delays in clinical trials or other delays in obtaining regulatory approval or commencing product sales for new products; the impact of competition from both brand and generic companies; any interruption at our manufacturing facility, our warehouses or at facilities operated by third parties that we rely on for our products; our ability to develop and maintain our sales capabilities; the impact of any litigation related to allegations of infringement of intellectual property; any changes to the coverage and reimbursement levels for our products by governmental authorities and other third-party payors as a result of healthcare reform or otherwise; the impact of any changes in the extensive governmental regulation that we face; manufacturing or quality control issues that we may face; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018 and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Investor and Media Relations for Osmotica Pharmaceuticals plc

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com